UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                           First Amendment to Form 8-K

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      8-19-99 Amended 9-8-99


                           DCC COMPACT CLASSICS, INC.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (exact name of registrant as specified in its charter)

                  COLORADO                                 0-21114                              84-1046186
- - - - - - - - - - - - - - - - - - - - -          - - - - - - - - - - - -            - - - - - - - - - - - - - - -
    (State or other jurisdiction of                       Commiss                          (I. R. S.  Employer
    incorporation of organization)                       file number                       Identification Number)

           9301 Jordan Avenue, Suite 105, Chatsworth, California 91311
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                    (Address or principal executive offices)

                                 (818) 993-8822
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
              (Registrant's telephone number, including area code)

         Item 4.  Change in Registrant's Certifying Accountant

         (a) (1) As a result of uncertainty regarding compensation for performing professional services for DCC Compact Classics, Hurley & Company has elected not to continue as the independent accountants for the registrant.

             (i)  Hurley & Company resigned as of August 19, 1999.

             ii) (The financial statements for both the past two years were qualified due to the uncertainty of the registrant to continue as a going concern.

           (iii)  N/A

            (iv) There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the past two fiscal years through the date of resignation.

             (2)  N/A

             (3) The former accountant has furnished a letter addressed to the Commission stating their agreement with the statements made by the registrant in response to this item.

         Item (7) Financial Statements and Exhibits.

              (1) Accountant's letter from Hurley & Company dated August 19,
                  1999 and dated August 31, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      DCC Compact Classics
                                                -------------------------------
                                                          (Registrant)


                                                /s/ Marshall Blonstein
 9-8-99                                         -------------------------------
-------------                                   Marshall Blonstein
   Date                                              Chairman of the Board,
                                                     Chief Executive Officer,
                                                     President

                                        2